Exhibit B-1(b)                                     Company number: 3586615


                             THE COMPANIES ACT 1985


            -------------------------------------------------

                  A PRIVATE COMPANY LIMITED BY SHARES

            -------------------------------------------------


                             ARTICLES OF ASSOCIATION

                                       of

                                POWERGEN LIMITED

           (adopted by a Special Resolution passed on 18 July 2002
                and incorporating amendments applicable on the
          re-registration of the company as limited, 9 January 2003)
                   ----------------------------------------

                                   PRELIMINARY

1. The regulations in Table A as in force at the date of the adoption of the Articles do not apply to the Company.

2(1)  In the Articles, unless the subject or context otherwise requires:

      the Act means the Companies Act 1985 including any modification or re-enactment thereof for the time being in force;

      address, in relation to electronic communications, includes any number or address used for the purposes of such communications;

      the Articles means these articles of association as altered from time to time by special resolution;

      the auditors means the auditors for the time being of the Company;

      the board means the directors or any of them acting as the board of directors of the Company;

      clear days in relation to the period of a notice means that period excluding the day when the notice is sent or deemed to be sent and the day for which it is sent or on which it is to take effect;


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Exhibit B-1(b)                                     Company number: 3586615


      the Companies Acts means the Companies Acts as defined by section 744 of the Act and includes any enactment passed after those Acts which may, by virtue of that or any other such enactment, be cited together with those Acts as the Companies Acts (with or without the addition of an indication of the date of any such enactment);

      the Company means POWERGEN PLC registered in England and Wales No.
      03586615;

      director means a director of the Company;

      dividend means dividend or bonus;

      electronic signature has the meaning given by section 7(2) of the Electronic Communications Act 2000;

      entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

      the holder in relation to any share means the member whose name is entered in the register as the holder of such share;

      member means a shareholder of the Company on the register of members at any relevant date;

      the Memorandum means the memorandum of association of the Company as amended from time to time;

      the office means the registered office of the Company;

      paid means paid or credited as paid;

      the Redeemable Shares means the limited-voting redeemable preference shares of(pound)1 each in the capital of the Company;

      the register means the register of members of the Company;

      the seal means the common seal of the Company and includes any official seal kept by the Company by virtue of sections 39 or 40 of the Act;

      the secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;



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Exhibit B-1(b)                                     Company number: 3586615


      the Statutes means the Companies Acts and every other statute or subordinate legislation within the meaning of the Interpretation Act 1978 for the time being in force concerning companies and affecting the Company; and

      the United Kingdom means Great Britain and Northern Ireland.

(2) References to an electronic communication mean, unless the contrary is stated, an electronic communication (as defined in the Act) comprising writing.

References to a document include, unless the context otherwise requires, references to an electronic communication.

References to a document being executed include references to its being executed under hand or under seal or, in the case of an electronic communication, by electronic signature.

References to an instrument mean, unless the contrary is stated, a written document having tangible form and not comprised in an electronic communication (as defined in the Act).

References to a notice or other document being sent to a person by the Company include references to such notice or other document, or a copy of such notice or other document, being sent, given, delivered, issued or made available to, or served on, that person by any method authorised by these Articles, and sending shall be construed accordingly.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether comprised in an electronic communication (as defined in the Act) or otherwise, and written shall be construed accordingly.

Words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and words denoting persons include corporations.

Words or expressions contained in the Articles which are not defined in Article 2(1) bear the same meaning as in the Act (but excluding any statutory modification thereof not in force at the date of adoption of the Articles) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

The headings are inserted for convenience only and do not affect the construction of the Articles.



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Exhibit B-1(b)                                     Company number: 3586615


(3) In these Articles: (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation, and (d) except where expressly provided by the terms of delegation, the delegation of power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

                                  SHARE CAPITAL

3. The share capital of the Company is (pound)525,049,999, divided into 1,050,000,000 ordinary shares of 50p each, 49,998 limited-voting redeemable preference shares of (pound)1 each and one special rights non-voting redeemable preference share of (pound)1.

4. Subject to the provisions of the Companies Acts and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.

4A.(1)In this article, references to the Scheme are to the scheme of arrangement between the Company and the holders of Scheme Shares (as defined therein) under section 425 of the Act set out in the circular to the Company's shareholders dated 27 March 2002 (in its original form or with or subject to any modification, addition or condition approved or imposed by the Court) and terms defined in the Scheme shall have the same meanings in this Article.

(2) Notwithstanding any other provision of these Articles, if the Company issues any ordinary shares of 50 pence each after the adoption of this Article and prior to the close of business on the business day preceding the Hearing Date, such shares shall be allotted and issued subject to the terms of the Scheme and the holders of such shares shall be bound by the Scheme accordingly. The Company shall, if such shares are allotted within six months of the Scheme Effective Date, at the time of allotment of such shares send a form of election in relation to the Loan Note Alternative to such holders.


(3) Subject to the Scheme becoming effective, if on or following the Scheme Effective Date any shares in the Company are allotted and issued to any person or persons (each a New Member) other than a member of the E.ON Group or any nominee of the E.ON Group, they will be immediately transferred to E.ON UK, or as it may direct, in consideration of and conditional on the payment to the New Member of either:



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Exhibit B-1(b)                                     Company number: 3586615


(a) the same cash consideration per ordinary share of 50 pence each in the capital of the Company as was paid to a holder of Cancellation Shares under the Scheme; or

(b) the same nominal amount of E.ON UK Loan Notes per ordinary share of 50 pence each in the capital of the Company as was received by a holder of Transfer Shares under the Scheme (subject to and on the terms of the Loan Note Alternative and the Loan Note Instrument) PROVIDED THAT (i) the conditions for making the Loan Note Alternative available under the terms of the Scheme have been satisfied; (ii) all of the outstanding E.ON UK Loan Notes issued pursuant to the Scheme have not been repaid, redeemed or purchased by E.ON UK; and (iii) on or before the date which is six months after the Scheme Effective Date, the New Member makes a valid election to receive E.ON UK Loan Notes in accordance with the terms of the Loan Note Alternative and the Loan Note Instrument within 14 days of the date of the allotment of any shares in the Company to that New Member.

(4) On any reorganisation of, or material alteration to, the share capital of the Company (including, without limitation, any subdivision and/or consolidation), the value of the cash payment per share to be paid under paragraph (3) of this Article shall be adjusted by the Directors in such manner as the auditors of the Company may determine to be appropriate to reflect such reorganisation or alteration. References in this article to ordinary shares shall, following such adjustment, be construed accordingly.

(5) To give effect to any such transfer required by this article 4A, the Company may appoint any person to execute a form of transfer on behalf of the New Member in favour of E.ON UK, or as it may direct. Pending the registration of E.ON UK as the holder of any share to be transferred pursuant to this article 4A, E.ON UK shall be empowered to appoint a person nominated by the directors to act as attorney on behalf of the New Member in accordance with such directions as E.ON UK may give in relation to any dealings with or disposal of such share (or any interest therein), exercising any rights attached thereto or receiving any distribution or other benefit accruing or payable in respect thereof and the registered holders of such share shall exercise all rights attaching thereto in accordance with the directions of E.ON UK but not otherwise. Payment in respect of any shares transferred under this article 4A will be made within 14 days of the date of transfer of such shares.

5. Subject to the provisions of the Companies Acts relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, all unissued shares for the time being in the capital of the Company shall be at the disposal of the board, and the board may (subject as aforesaid) allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as it thinks fit. This power shall not apply to redeemable shares, which shall be governed by the provisions of Article 6.



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Exhibit B-1(b)                                     Company number: 3586615


6. Subject to the provisions of the Companies Acts and without prejudice to any rights attaching to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by the Articles.

7. The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

8. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by the Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder's absolute right to the entirety of the share (or fractional part).

                               VARIATION OF RIGHTS

9.(1) Subject to the provisions of the Companies Acts, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either with the consent of the holders of three-quarters in nominal value of the issued shares of the class, which consent shall be by means of one or more instruments or contained in one or more electronic communications sent to such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose or a combination of both, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise). All the provisions of the Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every such separate meeting, except that:-

(a) the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting; and

(b) any holder of shares of the class present in person or by proxy may demand a poll; and

(c) the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively.



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Exhibit B-1(b)                                     Company number: 3586615


(2) For the purposes of this Article 9, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a) the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b) the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by:

(c) the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares; or

(d) the Company permitting, the holding of and transfer of title to shares of that or any other class in uncertificated form.

                                REDEEMABLE SHARES

10.(1) The Redeemable Shares shall have the rights set out in this Article 10.

(2) The holders of the Redeemable Shares shall not be entitled to receive or participate in any of the profits of the Company available for distribution by way of dividend or otherwise.

(3) On a winding-up or other return of capital, the holders of the Redeemable Shares shall be entitled, in priority to any holder of any other class of shares in the Company, to receive in full the amounts paid up on such shares from the assets of the Company available for distribution among the members.

(4)(a)Subject to the provisions of the Companies Acts, the Company may redeem the Redeemable Shares at any time by giving the holders of the Redeemable Shares to be redeemed notice in writing of the date (the Redemption Date) when such redemption is to be effective.

(b) Any notice given under paragraph (a) of this Article 10(4) shall specify the number of shares to be redeemed, the Redemption Date and the place at which the certificates for such Redeemable Shares are to be presented for redemption. Upon the Redemption Date, the Company shall redeem the Redeemable Shares on that date and the holder of the Redeemable Shares shall be bound to deliver to the Company at such place the certificates for such Redeemable Shares held by him. Upon such delivery the Company shall pay to the holder in full the amounts paid up on such shares.


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Exhibit B-1(b)                                     Company number: 3586615


(5) The holders of the Redeemable Shares shall not be entitled to receive notice of or to attend or vote at any general meeting of the Company in respect of their holding of Redeemable Shares save that if a resolution is to be proposed:

(a)   to wind up the Company; or

(b) which varies, modifies, alters or abrogates any of the rights attaching to the Redeemable Shares,

the holders of the Redeemable Shares shall have the right to attend such a meeting and to speak and vote only on such resolution or any motion for adjournment of the meeting before such resolution is voted on.

                               SHARE CERTIFICATES

11.(a)Every member shall be entitled, without payment, to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or, with the consent of the board, several certificates each for one or more of his shares upon payment for every certificate of such reasonable sum as the board may determine.

(b) Every share certificate shall be sealed with the seal or executed by the Company in accordance with Article 119(3) or in such other manner as the board may approve and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. No certificate shall be issued representing shares of more than one class.

(c) The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

12. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity (with or without security) and payment of any exceptional out of pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

                                      LIEN

13. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The board may at any time (generally or in particular cases) waive any lien or declare any share to be wholly or in part exempt from the


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Exhibit B-1(b)                                     Company number: 3586615


provisions of this Article. The Company's lien on a share shall extend to any amount (including, without limitation, dividends) payable in respect of it.

14. The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been sent to the holder of the share or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the shares may be sold.

15. To give effect to any such sale the board may authorise any person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the transferee. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

16. The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable, and any residue shall (on surrender to the Company for cancellation of the certificate in respect of the share sold and subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

17. Subject to the terms of allotment, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

18. A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

19. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

20. If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed,


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Exhibit B-1(b)                                     Company number: 3586615


such rate, not exceeding 15 per cent. per annum, or, if higher, the appropriate rate (as defined by the Act), as may be determined by the board, but the board may, in respect of any individual member, waive payment of such interest wholly or in part.

21. An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment, and if it is not paid the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

22. Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

23. The board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay upon all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act).

                            FORFEITURE AND SURRENDER

24. If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

25. If any such notice is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited share and not paid before the forfeiture. When any share has been forfeited, notice of the forfeiture shall be sent to the person who was before the forfeiture the holder of the share, but no forfeiture shall be invalidated by any omission or neglect to give the notice.

26. Subject to the provisions of the Companies Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or


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Exhibit B-1(b)                                     Company number: 3586615


other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

27. A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited. The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest thereon at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate of 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act) (or such lower rate as the board may determine) from the date of forfeiture until payment, but the board may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

28. The board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

29. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by the Articles, or as are given or imposed in the case of past members by the Companies Acts.

30. A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity in or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

31.(a)The instrument of transfer of a share may be in any usual form or in any other form which the board may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

(b) In relation to all transfers, the transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the register of members in respect of them.

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Exhibit B-1(b)                                     Company number: 3586615


32. The board may refuse to register a transfer of any shares (whether fully paid or not):

(a)   to an entity which is not a natural or legal person;

(b)   to a minor; or

(c)   to be held jointly by more than four persons.

33. The board may refuse to register the transfer of a share unless the instrument of transfer:

(a) is lodged, duly stamped (if stampable), at the office or at such other place as the board may appoint accompanied by the certificate for the shares to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(b)   is in respect of only one class of shares; and

(c)   is in favour of not more than four transferees jointly.

34. The board may, in its absolute discretion and without giving any reason, refuse to register the transfer of a share which is not fully paid.35. If the board refuses to register a transfer, it shall send to the transferee notice of the refusal within 14 days after the date on which the transfer was lodged with the Company at the transfer office.

36. No fee will be charged by the Company in respect of the registration of any instrument of transfer or other document or instruction relating to or affecting the title to any share.

37. The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

                             TRANSMISSION OF SHARES

38. If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing in the Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.

39.(1) A person becoming entitled by transmission to a share may, upon such evidence being produced as the board may properly require as to his entitlement, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that


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Exhibit B-1(b)                                     Company number: 3586615


effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the provisions of the Articles relating to the transfer of shares shall apply to any such notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

(2) The board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the board may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

40. A person becoming entitled by transmission to a share shall, upon such evidence being produced as the board may properly require as to his entitlement and subject to the requirements of Article 39, have the same rights in relation to the share as he would have had if he were the holder of the share, and may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of or to attend or vote at any meeting of the Company or to receive notice of or to attend or vote at any separate meeting of the holders of any class of shares in the Company.

                           ALTERATION OF SHARE CAPITAL

41.   The Company may by ordinary resolution:

(a) increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c) subject to the provisions of the Companies Acts, sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

(d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

42.   All shares created by ordinary resolution pursuant to Article 41 shall be:

(a) subject to all the provisions of the Articles including, without limitation, provisions relating to payment of calls, lien, forfeiture, transfer and transmission; and

Exhibit B-1(b)                                     Company number: 3586615


(b) unclassified, unless otherwise provided by the Articles, by the resolution creating the shares or by the terms of allotment of the shares.

43. Whenever as a result of a consolidation or division of shares any difficulty arises, the board may settle the matter in any manner it deems fit and, in particular, may sell shares representing fractions to which any members would become entitled to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any amount due to a member, being less than (pound)2.50 or such other amount as the board may from time to time determine, may be retained for the benefit of the Company). Without limiting the generality of the foregoing, for the purposes of effecting any such sale, the Directors may allot shares representing fractions to which any members would otherwise become entitled to any person and authorise some person to execute a transfer of the shares sold. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

44. Subject to the provisions of the Companies Acts, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

                             PURCHASE OF OWN SHARES

45. Subject to and in accordance with the provisions of the Companies Acts and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including, without limitation, redeemable shares) in any way and at any price (whether at par or above or below par), and so that any shares to be so purchased may be selected in any manner whatsoever.

                                GENERAL MEETINGS

46. All general meetings other than annual general meetings shall be called extraordinary general meetings.

47. The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts.

48. The board may call general meetings whenever and at such times and places as it shall determine and, on the requisition of members pursuant to the provisions of the Act, shall promptly proceed to convene an extraordinary general meeting in accordance with the requirements of the Companies Acts and for a date not later than seven weeks after receipt of the requisition. If there are not within the United Kingdom sufficient directors to call a general meeting, any director of the Company may call a general meeting.

                           NOTICE OF GENERAL MEETINGS

Exhibit B-1(b)                                     Company number: 3586615


49. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one clear days' notice. All other extraordinary general meetings shall be called by at least fourteen clear days' notice, but a general meeting may be called by shorter notice if it is so agreed:-

(a) in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(b) in the case of any other meeting, by a majority in number of members having a right to attend and vote being a majority together holding not less than ninety-five per cent in nominal value of the shares giving that right.

Subject to the provisions of the Companies Acts, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to all the members, to each of the directors and to the auditors for the time being or, if more than one for the time being, each of them.

50.(1) Without prejudice to the powers of the Company to convene, conduct and adjourn general meetings in such manner as may from time to time be permitted by law, if the board so determines the provisions of this Article shall apply if any general meeting is convened at or adjourned to more than one place.

(2) The notice of the meeting or adjourned meeting shall specify the place at which the chairman of the meeting shall preside (the Specified Place) and the directors may make arrangements for simultaneous attendance and participation at other places (satellite meeting places), whether adjoining the Specified Place or in a different and separate place or places altogether or otherwise, by members, provided that persons attending at any satellite meeting place shall be able to see and hear and be seen and heard (whether by audio visual links or otherwise howsoever enabling the same) by persons attending at the other places at which the meeting is convened. For the purposes of all other provisions of the Articles any such meeting shall be treated as being held at the Specified Place.

(3) The board and, at any general meeting, the chairman may from time to time make such arrangements for the purpose of controlling the level of attendance at any such place (whether involving the issue of tickets or the imposition of some means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a member who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places; and the entitlement of any member so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

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Exhibit B-1(b)                                     Company number: 3586615


(4) If a meeting is adjourned to more than one place, notice of the adjourned meeting shall be given notwithstanding any other provision of the Articles.

51. For the purposes of Article 50, the right of a member to participate in the business of any general meeting convened at or adjourned to more than one place shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Acts or the Articles to be made available at the meeting.

52. The notice shall specify the time and place of the meeting and the general nature of the business to be transacted. The notice shall, in the case of an annual general meeting, specify the meeting as such, and, in the case of a meeting to pass a special or extraordinary resolution, specify the intention to propose the resolution as a special or extraordinary resolution, as the case may be.

53. The accidental omission to send a notice of a meeting, or to send any notification where required by the Companies Acts or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Acts or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

54. The board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

                         PROCEEDINGS AT GENERAL MEETINGS

55. No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by the Articles, two persons, each being a member or a proxy for a member or a duly authorised representative of a corporation or a corporation sole which is a member, entitled to vote upon the business to be transacted shall be a quorum.

56. If such a quorum is not present within five minutes (or such longer time not exceeding thirty minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the

Exhibit B-1(b)                                     Company number: 3586615


meeting may determine. If at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

57. The chairman, if any, of the board or in his absence some other director nominated by the board, shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman.

58. A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

59.(1)The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. In addition, the chairman may adjourn the meeting to another time and place without such consent if it appears to him that:

(a) it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present;

(b) the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

(2) Any such adjournment may be for such time and to such other place (or, in the case of a meeting to which Article 50 applies, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 78(1) or by means of an instrument which, if delivered by him at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 78(1)(a). When a meeting is adjourned for three months or more or for an indefinite period, notice shall be sent at least seven clear days' before the date of the adjourned meeting specifying the time and place (or places in the case of a meeting to which Article 50 applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it

Exhibit B-1(b)                                     Company number: 3586615


shall not be necessary to send any notice of an adjournment or of the business to be transacted at an adjourned meeting.

60. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on. In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon. No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either
(a) at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and the intention to move it has been lodged at the office, or (b) the chairman in his absolute discretion decides that the amendment may be considered and voted on.

61.   A resolution put to the vote of a general meeting shall be decided on a show of hands unless, before or on the declaration of the result of a vote on the show of hands or on the withdrawal of any other demand for a poll, a poll is duly demanded. Subject to the provisions of the Companies Acts, a poll may be demanded by:-

(a)   the chairman of the meeting; or

(b) at least five members present in person or by proxy or by a duly authorised representative and having the right to vote at the meeting; or

(c) any member or members present in person or by proxy or by a duly authorised representative and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d) any member or members present in person or by proxy or by a duly authorised representative and holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right, and a demand by a person as proxy for a member or as the duly authorised representative of a member shall be the same as a demand by the member (except that, for the purpose of determining whether the requirements of this Article are met, the voting rights which may be exercised by any such person in his capacity as proxy for, or duly authorised representative of, the member shall be taken into account and not the voting rights which may be exercised by the member himself).

62. Unless a poll is duly demanded (and the demand is not withdrawn before the poll is taken) a declaration by the chairman that a resolution has been carried or carried

Exhibit B-1(b)                                     Company number: 3586615


unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

63. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other person or member entitled may demand a poll.

64. Subject to Article 66, a poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

65. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

66. A poll demanded on the election of a chairman or on a question of adjournment shall be taken at the meeting at which it is demanded. A poll demanded on any other question shall be taken either at the meeting at which it is demanded or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

67. No notice need be sent of a poll not taken at the meeting at which it is demanded if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case notice shall be sent at least seven clear days' before the taking of the poll specifying the time and place at which the poll is to be taken.

68.(1) Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

(2) A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more of the members.

Exhibit B-1(b)                                     Company number: 3586615


                                VOTES OF MEMBERS

69. Subject to any rights or restrictions attached to any shares, on a show of hands every member who is present in person (which expression shall include a person present as the duly authorised representative of a corporation or a corporation sole which is a member) shall have one vote. On a poll every member present in person or by proxy shall have one vote for every share of which he is the holder.

70. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

71. A member in respect of whom an order has been made by any court or official having competent jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court or official, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote shall be delivered to the office, or at such other place as is specified in accordance with the Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

72. No member shall be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

73. If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

74. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered, and every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

75. On a poll votes may be given either personally or by proxy or (in the case of a corporation or a corporation sole which is a member) by a duly authorised representative. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way. A proxy need not be a member.

Exhibit B-1(b)                                     Company number: 3586615


                                     PROXIES

76. The appointment of a proxy, whether by means of an instrument or contained in an electronic communication, shall be executed in such manner as the board may approve. Subject thereto, the appointment of a proxy shall be executed by the appointor or his attorney or, if the appointor is a corporation, either under its common seal or the hand of a duly authorised officer, attorney or other person authorised to sign it or, if the appointor is a corporation sole, under the hand of a duly authorised representative thereof. A member may appoint more than one proxy to attend on the same occasion provided that, in any case, the member must state in the instrument or electronic communication appointing each such proxy, the number of shares in respect of which the appointment of that proxy is made. For the purpose of this Article and Articles 80 and 81, an electronic communication which contains a proxy appointment need not comprise writing if the board so determines and in such a case, if the board so determines, the appointment need not be executed but shall instead be subject to such conditions as the board may approve.

77. The appointment of a proxy shall be in any usual form or in any other form which the board may approve. Subject thereto, the appointment of a proxy may be:

(a)   by means of an instrument; or

(b) contained in an electronic communication sent to such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose.

The board may, if it thinks fit, but subject to the provisions of the Companies Acts, send out with the notice of any meeting forms of proxy for use at the meeting and issue invitations contained in electronic communications to appoint a proxy in relation to the meeting in such form as may be approved by the board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion.

78.(1)Without prejudice to the second sentence of Article 59(2), the appointment of a proxy shall:-

(a) in the case of an instrument, be delivered personally or by post to the office or such other place in the United Kingdom as may be specified by or on behalf of the Company for that purpose:

      (i)   in the notice convening the meeting, or

      (ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting,

      before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

Exhibit B-1(b)                                     Company number: 3586615


(b) in the case of an appointment contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications:

      (i)   in the notice convening the meeting, or

      (ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting, or

      (iii) in any invitation contained in an electronic communication to appoint a proxy issued by or on behalf of the Company in relation to the meeting,

      be received at that address before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(c) in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded before the time appointed for the taking of the poll; or

(d) in the case only of an instrument, where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.

(2) Any power of attorney or other written authority under which a proxy appointment is executed or an office or notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of such power or written authority shall be:

(a) delivered personally or by post to the office, or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 78.1(a), before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(b) where a poll is taken more than 48 hours after it is demanded, be delivered as aforesaid after the poll has been demanded before the time appointed for the taking of the poll; or

(c) in the case only of a proxy appointment by means of an instrument, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director together with the proxy appointment to which it relates.

(3)   A proxy appointment which is not delivered or received in accordance with
Article 78(1), or in respect of which Article 78(2) has not been complied with, shall be

Exhibit B-1(b)                                     Company number: 3586615


invalid. No proxy appointment shall be valid after the expiration of twelve months from the date stated in it as the date of its execution. When two or more valid but differing proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was executed last, none of them shall be treated as valid in respect of that share.

79.(1)A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation or corporation sole shall be valid notwithstanding the previous determination of the authority of the person voting or demanding the poll, unless notice of the determination was either delivered or received as mentioned in the following sentence before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of determination shall be either by means of an instrument delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 78(1)(a) or contained in an electronic communication received at the address (if any) specified by or on behalf of the Company in accordance with Article 78(1)(b), regardless of whether any relevant proxy appointment was effected by means of an instrument or contained in an electronic communication. For the purpose of this Article, an electronic communication which contains such notice of determination need not comprise writing if the board has determined that the electronic communication which contains the relevant proxy appointment need not comprise writing.

(2) A proxy appointment shall be deemed to include the right to demand, or join in demanding, a poll. A proxy shall not, except with the permission of the Chairman, have any right to speak at a meeting. The proxy appointment shall also be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of a meeting as well as for the meeting to which it relates.

(3) If a member appoints more than one proxy and the proxy appointments appointing such proxies purport, in aggregate, to confer on those proxies the authority to vote at a general meeting more shares than are at the relevant time held by that member, each of those proxy appointments shall be invalid and none of the proxies so appointed by that member shall be entitled to attend, speak (if relevant) or vote at that general meeting.

80. Any corporation or corporation sole which is a member of the Company (in this Article, the grantor) may (in the case of a corporation, by resolution of its directors or other governing body or by authority to be given under seal or under the hand of an officer or officers duly authorised by it) authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares. A person so authorised shall be entitled to exercise the same power on

Exhibit B-1(b)                                     Company number: 3586615


behalf of the grantor of the authority (in respect of that part of the grantor's holding to which his authorisation relates, in the case of an authorisation of more than one person) as the grantor could exercise if it were an individual member of the Company and the grantor shall for the purposes of the Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. In relation to any such meeting, a person authorised under section 3 of the Treasury Solicitor Act 1876 shall be treated for the purposes of this Article as if his authority had been granted by the Solicitor for the affairs of Her Majesty's Treasury; and in the Articles references to a duly authorised representative of a corporation sole include, in relation to the Solicitor for the affairs of Her Majesty's Treasury, references to a person authorised under that section.

                               NUMBER OF DIRECTORS

81. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than four nor more than sixteen in number.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

82. Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a director shall be effected by a separate resolution.

83. The Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director.

84. The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number, if any, fixed by or in accordance with the Articles as the maximum number of directors.

85.(1) No person shall be disqualified from being appointed or reappointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of seventy years or any other age nor shall it be necessary by reason of his age to give special notice under the Companies Acts of any resolution. Where the board convenes any general meeting of the company at which (to the knowledge of the board) a director will be proposed for appointment or reappointment who at the date for which the meeting is convened will have attained the age of seventy years or more, the board shall give notice of his age in years in the notice convening the meeting or in any document sent with the notice, but the accidental omission to do so shall not invalidate any proceedings, or any appointment or reappointment of that director, at that meeting.

(2) A director shall not be required to hold any shares of the Company by way of qualification.

                               ALTERNATE DIRECTORS

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Exhibit B-1(b)                                     Company number: 3586615


86. Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the board and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

87. An alternate director shall be entitled to receive notice of all meetings of the board and of all meetings of committees of the board of which his appointor is a member, to attend and vote at any such meeting at which his appointor is not personally present, and generally to perform all the functions of his appointor (except as regards power to appoint an alternate) as a director in his absence. It shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom.

88. A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the board or any committee of the board to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

89. An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not in respect of his services as an alternate director be entitled to receive any remuneration from the Company. An alternate director shall be entitled to be indemnified by the Company to the same extent as if he were a director.

90.   An alternate director shall cease to be an alternate director:-

      (a)   if his appointor ceases to be a director;

      (b) on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

      (c)   if he resigns his office by notice to the Company.

91. Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 86) upon receipt of such notice by the Company which shall, in the case of a notice contained in an instrument, be at the office, or in the case of a notice contained in an electronic communication, be at such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose.

92. Save as otherwise provided in the Articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

                               POWERS OF THE BOARD

Exhibit B-1(b)                                     Company number: 3586615


93. Subject to the provisions of the Companies Acts, the Memorandum and the Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the board by the Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

94. The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

                        DELEGATION OF POWERS OF THE BOARD

95. The board may delegate any of its powers to any committee consisting of one or more directors. The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of the delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify and either collaterally with or to the exclusion of its own powers and may be revoked or altered. The board may co-opt onto any such committee persons other than directors, who may enjoy voting rights in the committee. The co-opted members shall be less than one-half of the total membership of the committee and a resolution of any committee shall be effective only if a majority of the members present are directors. Subject to any such conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by the Articles regulating the proceedings of directors so far as they are capable of applying.

96. The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made upon such terms and subject to such conditions as the board may decide and the board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Exhibit B-1(b)                                     Company number: 3586615


97. The board may, by power of attorney or otherwise, appoint any person or persons to be the agent or agents of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including without limitation authority for the agent or agents to delegate all or any of his or their powers, authorities and discretions, and may revoke or vary such delegation.

98. The board may appoint any person to any office or employment having a designation or title including the word director or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word director in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, nor shall the holder thereby be empowered in any respect to act as, or be deemed to be a director of, the Company for any of the purposes of the Articles.

                  DISQUALIFICATION AND REMOVAL OF DIRECTORS

99.   The office of a director shall be vacated if:-

(a) he ceases to be a director by virtue of any provisions of the Companies Acts or the Articles or he becomes prohibited by law from being a director; or

(b) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)   he is, or may be, suffering from mental disorder and either:-

      (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or

      (ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(d) (not being a director holding office as such for a fixed term) he resigns his office by notice to the Company; or

(e) he shall for more than six consecutive months have been absent without permission of the board from meetings of the board held during that period and his alternate director (if any) shall not during such period have attended in his stead and the board resolves that his office be vacated; or

Exhibit B-1(b)                                     Company number: 3586615


(f) he is requested in writing by all of the other directors to resign and all of the other directors are not less than four in number.

100. The Company may, in accordance with and subject to the provisions of the Act, by ordinary resolution of which special notice has been given remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other director is to retire by rotation as if he had become a director on the day on which the director in whose place he is appointed was last elected a director. In default of such appointment the vacancy arising upon the removal of a director from office may be filled as a casual vacancy.

                            REMUNERATION OF DIRECTORS

101.(1) The ordinary remuneration of the directors for their services excluding amounts payable under any other provision of the Articles) shall not exceed in aggregate (pound)200,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine. Subject thereto, each director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.

(2) Any director who holds any executive office (including for this purpose the office of chairman or deputy chairman whether or not such office is held in an executive capacity), who serves on any committee of the directors or otherwise performs special services which in the opinion of the directors are outside the scope of the ordinary duties of a director may (without prejudice to the provisions of Article 101(1)) be paid such extra remuneration by way of salary, commission or otherwise as the directors may determine.

                               DIRECTORS' EXPENSES

102. The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

                               EXECUTIVE DIRECTORS

103. Subject to the provisions of the Companies Acts, the board may appoint one or more of its body to the office of chief executive director or to any other executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any

Exhibit B-1(b)                                     Company number: 3586615


services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms, including (without limitation) terms as to remuneration, as the board determines, and any remuneration which is so determined may be in addition to or in lieu of any ordinary remuneration as a director. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company by reason of such revocation or variation.

104. Any appointment of a director to the office of chief executive director or an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A director appointed to an executive office shall not ipso facto cease to be a director if his appointment to such executive office terminates.

105. The emoluments of any chief executive director or director holding any other executive office for his services as such shall be determined by the board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

                              DIRECTORS' INTERESTS

106. Subject to the provisions of the Companies Acts, and provided that he has disclosed to the board the nature and extent of any material interest of his, a director notwithstanding his office:-

(a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b) may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director;

(c) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(d) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Exhibit B-1(b)                                     Company number: 3586615


107.  For the purposes of Article 106:-

(a) a general notice given to the board that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class or persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(b) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

                       GRATUITIES, PENSIONS AND INSURANCE

108.(1) The board may (by establishment of or maintenance of schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any company associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

(2) Without prejudice to the provisions of Article 148 the board shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any subsidiary undertaking of the Company or any other company which is its parent company or in which the Company or such parent company has any interest whether direct or indirect or which is in any way allied to or associated with the Company or any employee or subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any employee or retirement benefits scheme in which employees of the Company or of any such subsidiary undertaking or other company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such subsidiary undertaking, other company or employee or retirement benefits scheme.

(3) No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to this Article 108 and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

109. Pursuant to section 719 of the Act, the board is hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly

Exhibit B-1(b)                                     Company number: 3586615


employed by the Company or any of its subsidiaries in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary undertaking. Any such provision shall be made by a resolution of the board in accordance with the said section.

                            PROCEEDINGS OF DIRECTORS

110. Subject to the provisions of the Articles, the board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the board. Notice of a board meeting shall be deemed to be properly sent to a director if it is sent to him personally or by word of mouth or sent by instrument to him at his last known address or such other address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose, or sent using electronic communications to such address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose. A director absent or intending to be absent from the United Kingdom may request the board that notices of board meetings shall during his absence be sent by instrument to him at such address (if any) as may for the time being be notified by him or on his behalf to the Company for this purpose, or sent using electronic communications to such address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose, but such notices need not be sent any earlier than notices sent to directors not so absent and, if no request is made to the board, it shall not be necessary to give notice of a board meeting to any director who is for the time being absent from the United Kingdom. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. Any director may waive notice of a meeting and any such waiver may be retrospective. Any electronic communication pursuant to this Article need not comprise writing if the board so determines.

111. The quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be two. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

112. The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

113. The board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the board and may at any time remove either of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the board at which he is present. If there is no director holding either of those

Exhibit B-1(b)                                     Company number: 3586615


offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

114. All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director or alternate director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

115.(1) A resolution in writing executed by all the directors entitled to receive notice of a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held and for this purpose:-

(a) a resolution may be by means of an instrument or contained in an electronic communication sent to such address (if any) as may for the time being be notified by the Company for that purpose;

(b) a resolution may consist of several instruments or several electronic communications, each executed by one or more directors, or a combination of both;

(c) a resolution executed by an alternate director need not also be signed by his appointor; and
(d) a resolution executed by a director who has appointed an alternate director need not also be executed by the alternate director in that capacity.

(2) Without prejudice to the first sentence of Article 110, a meeting of the board or of a committee of the board may consist of a conference between directors who are not all in one place, but of whom each is able (directly or by telephonic communication or video conferencing facilities) to speak to each of the others, and to be heard by each of the others simultaneously. A director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the meeting then is. The word meeting in the Articles shall be construed accordingly.

Exhibit B-1(b)                                     Company number: 3586615


116. Save as otherwise provided by the Articles, a director may vote at, and count in the quorum for, a meeting of the board or a committee of the board or any resolution of the board concerning a matter in which he has an interest.

                                    SECRETARY

117. Subject to the provisions of the Companies Acts, the secretary shall be appointed by the board for such term, at such remuneration and upon such conditions as it may think fit; and any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

                                     MINUTES

118. The board shall cause minutes to be made in books kept for the purpose of:-

(a)   all appointments of officers made by the board; and

(b) all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the board, and of committees of the board, including the names of the directors present at each such meeting.

Any such minutes, if purporting to be executed by the chairman of the meeting to which they relate or of the meeting at which they are read shall be sufficient evidence without any further proof of the facts therein stated.

                                    THE SEAL

119.(1) The seal shall only be used by the authority of a resolution of the board or of a committee of the board. The board may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by at least one director and the secretary or by at least two directors. The board may resolve that the Company shall not have a seal.

(2) Any instrument may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the instrument or by applying the seal or a facsimile of it by any other means to the instrument.

(3) Where the Companies Acts so permit, any instrument signed by one director and the secretary or by two directors and expressed (using any form of words) to be executed by the Company shall have the same effect as if executed under the seal, provided that no instrument which makes it clear on its face that it is intended to have effect as a deed shall be so signed without the authority of the board or a duly authorised committee thereof.

Exhibit B-1(b)                                     Company number: 3586615


(4) An instrument which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of it having been executed by the Company.

120. The board may by resolution determine either generally or in any particular case that any certificates for shares or debentures or representing any other form of security:-

(a) to which the seal is affixed may have signatures printed on them or affixed to them by some mechanical or electronic means or that such certificates need not bear any signature; and

(b) to be executed by the Company pursuant to Article 119(2) may have signatures printed on them or affixed to them by some mechanical or electronic means.

121. The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad.

                                    REGISTERS

122. Subject to the provisions of the Companies Acts the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any such regulations as it may think fit respecting the keeping of the register.

123. Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a) any document comprising or affecting the constitution of the Company, whether in physical form or electronic form;

(b) any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in physical form or electronic form; and

(c) any book, record and document relating to the business of the Company, whether in physical form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in physical form or electronic form shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

                                    DIVIDENDS

Exhibit B-1(b)                                     Company number: 3586615


124. Subject to the provisions of the Companies Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

125. Subject to the provisions of the Companies Acts, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The board may also pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment. Provided the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

126. Except as otherwise provided by the rights attached to any shares or class of shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

127. A general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, and, where any difficulty arises in regard to the distribution, the board may settle the same as it thinks fit and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or disregard fractions altogether, and may fix the value for distribution of any assets and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

128. The board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share.

129. Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall, subject to the provisions

Exhibit B-1(b)                                     Company number: 3586615


of Article 130, be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

130. Any dividend or other moneys payable in respect of a share may be paid by cheque or warrant sent by post to the registered address of the holder or person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by transmission, to the registered address of that one of those persons who is first named in the register or in any case to such person and to such address as the holder or person entitled thereto may direct or notify by notice to the Company. Every such cheque or warrant shall be made payable to the order of the person or persons entitled or to such other person and shall be sent at the risk of the person or persons entitled. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other money may also be paid by any other method (including direct debit, bank transfer and dividend warrant) which the board considers appropriate.

131. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

132. Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company. Any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee thereof. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if such instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member's new address. The entitlement conferred on the Company by this Article in respect of any member shall cease if such member claims a dividend or cashes a dividend warrant or cheque.

                     CAPITALISATION OF PROFITS AND RESERVES

133. The board may with the authority of an ordinary resolution of the Company:-

(a) subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including (without limitation) the Company's share premium account, capital redemption reserve and revaluation reserve, if any;

(b) appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same

Exhibit B-1(b)                                     Company number: 3586615


      proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares, debentures or other obligations of the Company of a nominal amount equal to that sum, and allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(c) make such provision by authorising the sale and transfer to any person of fractions to which any members would become entitled or may issue fractional certificates or may resolve that the distribution be made as nearly as practicable in the correct proportion but not exactly so or may ignore fractions altogether or resolve that cash payments be made to any members in order to adjust the rights of all parties or otherwise as (in each case) the board determines where shares or debentures become, or would otherwise become, distributable under this
      Article in fractions;

(d) authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

      (i) the allotment to such members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled upon such capitalisation; or

      (ii) the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts or any part of the amounts, remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members; and

(e) generally do all acts and things required to give effect to such resolution as aforesaid.

                                  RECORD DATES

134. Notwithstanding any other provision of these Articles, the Company or the board may fix any date as the record date for:

(a) any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made; or

Exhibit B-1(b)                                     Company number: 3586615


(b) the sending of notices or other documents to members (including, without limitation, any notice of a general meeting), which may be on or at any time before or after any date on which the notice or document is sent.

                                    ACCOUNTS

135. Members shall (as such) have the right from time to time to inspect the accounting records, other books and documentation of the Company.

136. Subject to the Companies Acts, a copy of every balance sheet and profit and loss account (including any documents required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the directors' and auditors' reports shall, at least twenty-one days before the date of the meeting, be sent to every member and to every debenture holder of the Company of whose address the Company is aware, and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of the Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. Subject to the Companies Act the requirements of this Article shall be deemed satisfied in relation to, and copies of such documents need not be sent to, any member to whom a summary financial statement (with such form and content as may be prescribed by the Companies Acts and any regulation made thereunder) is sent in accordance with the Companies Acts.

                                     NOTICES

137. Any notice to be sent to or by any person pursuant to the Articles shall (other than a notice calling a meeting of the board) be in writing. Any such notice may be sent using electronic communications to such address (if any) as may for the time being be notified for that purpose to the person giving the notice by or on behalf of the person to whom the notice is sent.

138.(1) The Company may send any notice or other document to a member by whichever of the following methods it may in its absolute discretion determine, either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address, by sending the notice or other document using electronic communications to such address (if any) as may for the time being be notified to the Company by or on behalf of the member for that purpose.

(2) Subject to the Companies Acts, the Company may also send any notice or other document pursuant to these Articles to a member by publishing that notice or other document on a website where:

(a) the Company and the member have agreed to him having access to the notice or document on a website (instead of it being sent to him);

(b)   the notice or document is one to which that agreement applies;

Exhibit B-1(b)                                     Company number: 3586615


(c) the member is notified, in a manner for the time being agreed between him and the Company for the purpose, of:

        (i) the publication of the notice or document on a website;

       (ii) the address of that website; and

      (iii) the place on that website where the notice or document may be accessed, and how it may be accessed; and

(d) the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice or document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

In this Article 138(2), publication period means:

(a) in the case of a notice of an adjourned meeting pursuant to Article 59(2), a period of not less than seven clear days before the date of the adjourned meeting, beginning on the day following that on which the notification referred to in sub-paragraph (c) above is sent or (if later) is deemed sent;

(b) in the case of a notice of a poll pursuant to Article 67, a period of not less than seven clear days before the taking of the poll, beginning on the day following that on which the notification referred to in sub-paragraph
      (c) above is sent or (if later) is deemed sent; and

(c) in any other case, a period of not less than 21 days, beginning on the day following that on which the notification referred to in sub-paragraph (c) above is sent or (if later) is deemed sent.

In the case of joint holders of a share, all notices or other documents shall be sent to the joint holder whose name stands first in the register in respect of the joint holding and any notice or other document so sent shall be deemed for all purposes sent to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which a notice or other document may be sent to him by instrument or an address to which a notice or other document may be sent using electronic communications shall (provided that, in the case of electronic communications, the Company so agrees) be entitled to have notices sent to him at that address, but otherwise no such member shall be entitled to receive any notice or other document from the Company, and without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or

Exhibit B-1(b)                                     Company number: 3586615


purports to be sent to such member shall be ignored for the purposes of determining the validity of the proceedings at such general meeting.

139.(1) A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

(2) The board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic communications for the sending of notices, other documents and proxy appointments by the Company to members and by members to the Company.

(3) In this Article (except for Article 138(2)) and in Articles 140, 141 and 142, references to a notice include without limitation references to any notification required by the Companies Acts or these Articles in relation to the publication of any notices or other documents on a website.

140. A notice or other document may be sent by the Company to the persons entitled by transmission to a share by sending it, in any manner the Company may choose authorised by the Articles for the sending of a notice or other document to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom as may be supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice or other document may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

141. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been sent to a person from whom he derives his title.

142.(1) A notice or other document sent by the Company to a member by post shall be deemed to be received on the day following that on which it was put in the post unless it was sent by second class post or there is only one class of post in which case it shall be deemed to have been received on the day next but one after it was posted, and, in proving receipt, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document not sent by post but left at a registered address shall be deemed to have been received on the day it was so left. Proof that a notice or other document contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators current at the date of adoption of these Articles, or, if the board so resolves, any subsequent guidance so issued, shall be conclusive evidence that the notice or other document was received.

Exhibit B-1(b)                                     Company number: 3586615


(2) A notice or other document sent by the Company to a member contained in an electronic communication shall be deemed sent to the member on the day following that on which the electronic communication was sent to the member. Such a notice or other document shall be deemed sent to the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice or other document for any reason and notwithstanding that the Company subsequently sends a copy of such notice or other document by post to the member.

143.(1) If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom as a result of the suspension or curtailment of postal services, notice of such general meeting may be sufficiently given by advertisement in the United Kingdom and in that event the notice shall be deemed to have been sent to all members and persons entitled by transmission, who are entitled to have notice of meetings sent to them, on the day on which the advertisement is published. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

(2) Any notice given by advertisement shall be advertised on the same date in at least two daily newspapers having a national circulation in the United Kingdom and such notice shall be deemed to have been sent at noon on the day when the advertisement appears.

                            DESTRUCTION OF DOCUMENTS

144. The Company shall be entitled to destroy all instruments of transfer of shares which have been registered (and all other documents on the basis of which any entry is made in the register) at any time after the expiration of six years from the date of registration thereof and all dividend mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and all paid dividend warrants and cheques on the date of actual payment thereof and all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use and all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; Provided always that:-

Exhibit B-1(b)                                     Company number: 3586615


(a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c) references herein to the destruction of any document include references to the disposal thereof in any manner.

                              UNTRACED SHAREHOLDERS

145.(1) The Company shall be entitled to sell the shares of a member or the shares to which a person is entitled by transmission if and provided that:-

(a) during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (b) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by the Articles in respect of the shares in question have remained uncashed; and

(b) the Company shall as soon as practicable after expiry of the said period of twelve years have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c) during the said period of twelve years and the period of three months following the publication of the said advertisements the Company shall have received no indication either of the whereabouts or of the existence of such member or person.

If during any twelve year period referred to in paragraph (a) above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Article have been satisfied in regard to the further shares, the Company may also sell the further shares.

(2)   To give effect to any sale pursuant to Article 145(1), the board may:

(a) authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

(b) do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

Exhibit B-1(b)                                     Company number: 3586615


(3) An instrument of transfer executed in accordance with Article 145(2)(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 145(2)(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

(4) The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and the Company shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the board from time to time thinks fit.

                                   WINDING UP

146. If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

147. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

                                    INDEMNITY

148. Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and discharge of his duties or the actual or purported exercise of his powers or otherwise in relation thereto, including (but without limitation) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from

Exhibit B-1(b)                                     Company number: 3586615


liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.